Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-191674) pertaining to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan

(2)Registration Statement (Form S-3 No. 333-199844) of QTS Realty Trust, Inc.

(3)Registration Statement (Form S-8 No. 333-204020) pertaining to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan

(4)Registration Statement (Form S-8 No. 333-205040) pertaining to the 2017 Amended and Restated QTS Realty Trust, Inc. Employee Stock Purchase Plan

(5)Registration Statement (Form S-3 No. 333-230923) of QTS Realty Trust, Inc.

(6)Registration Statement (Form S-8 No. 333-231424) pertaining to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan

of our reports dated February 26, 2021, with respect to the consolidated financial statements and schedules of QTS Realty Trust, Inc. and the effectiveness of internal control over financial reporting of QTS Realty Trust, Inc. included in this Annual Report (Form 10-K) of QTS Realty Trust, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Kansas City, Missouri
February 26, 2021